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Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of City National Corporation (the "Company") on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Russell Goldsmith, Chief Executive Officer of the Company, and Christopher J. Carey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge, based on a review of the Report of the Company, and except as corrected or supplemented in a subsequent report:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: February 28, 2012	/s/ RUSSELL GOLDSMITH RUSSELL GOLDSMITH Chief Executive Officer
DATE: February 28, 2012	/s/ CHRISTOPHER J. CAREY CHRISTOPHER J. CAREY Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to City National Corporation and will be retained by City National Corporation and furnished to the Securities and Exchange Commission upon request.

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  Exhibit 32.0
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002